Exhibit 99.1

Investor Contact:

Michael Polyviou

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. ANNOUNCES SUBSCRIBER ACTIVITY FOR THE QUARTER ENDED DECEMBER 31, 2007

Schedules Earnings Release and Conference Call to Discuss

Quarter and Full Year Results

SCHAUMBURG, Ill. — January 23, 2008 - iPCS, Inc. (Nasdaq: IPCS), a Sprint PCS Affiliate of Sprint Nextel, today announced that it serves approximately 629,900 customers as of December 31, 2007.

For the quarter ended December 31, 2007, iPCS reported:

•      Gross additions of approximately 63,800

•      Net additions of approximately 7,800

•      Average monthly churn, net of 30 day deactivations, of approximately 2.7%

•      Ending subscribers of approximately 629,900

“While we were disappointed with our subscriber growth during the quarter, we were pleased with the performance of our controlled distribution channels, which remained strong.  The subscriber growth through the Sprint-controlled and national channels continued to be weak however, which resulted in overall subscriber growth being below our previous expectation,” commented Tim Yager, president and chief executive officer.

The Company also announced that it will conduct a conference call to discuss its financial and subscriber results for the quarter ended December 31, 2007 on Tuesday, March 4, 2008 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The Company intends to announce its financial results following the market close on March 3, 2008.

Participating in the call will be Tim Yager, president and chief executive officer, Steb Chandor, executive vice president and chief financial officer and Conrad Hunter, executive vice president and chief operating officer.  To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS

Earnings Conference Call.” Those calling in from international locations should dial 1-973-935-8755. A replay of the call will be available beginning at 12:00 p.m. Eastern Time on March 4, 2008.  To access the replay, dial (800) 642-1687 using a pass code of 31309496.  To access the replay from international locations, dial (706) 645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on March 11, 2008.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of December 31 2007, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.9 million residents, and iPCS had approximately 629,900 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint PCS Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) the outcome of iPCS’s arbitration with Sprint regarding the CCPU rate that Sprint charges iPCS for certain back-office services; (9) changes in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint as well as further changes in the reciprocal roaming rate between iPCS and Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the year ended December 31, 2006, as updated in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

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